UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
December 28, 2012
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 28, 2012, Callon Petroleum Operating Company, a subsidiary of Callon Petroleum Company (CPE) ("Callon" or the "Company"), (NYSE: CPE) ("Callon" or the "Company"), closed the previously announced sale of its 11.25% working interest in the Habanero field (Garden Banks Block 341) ("the Transaction") to Shell Offshore Inc., a subsidiary of Royal Dutch Shell plc, for an estimated net cash consideration of USD $39.5 million after customary purchase price adjustments and the assumption of related abandonment and retirement obligations. The Transaction was effective October 1, 2012.

Habanero represents approximately 8.8% of Callon's total production for the nine months ended September 30, 2012 and 8.6% of Callon's total estimated reserves at December 31, 2011. Independent reserve engineers' estimates of proved reserves for Habanero at December 31, 2011 totaled approximately 610,000 barrels of oil and 4.6 billion cubic feet of natural gas (1,373,000 barrels of oil equivalent), with approximately 84% classified as proved undeveloped, as presented in Callon's most recent Form 10-K.
Callon used the proceeds from the sale of the Habanero interest to reduce borrowing under its revolving credit facility. In connection with the completion of the sale, the borrowing base under Callon's revolving credit facility was reduced by $15 million to $65 million. The borrowing base will be redetermined as scheduled in the first quarter of 2013 based upon the evaluation of year-end proved reserves. As of January 3, 2013, after giving effect to the use of the proceeds from the sale of the Habanero interest, Callon had approximately $10 million in borrowings outstanding under its revolving credit facility and borrowing capacity of approximately $55 million.

Pursuant to Items 2.01 and 9.01, the required pro forma financial information for the property sales to Shell Offshore Inc. is set forth below under Item 9.01.

Section 7 - Regulation FD
Item 7.01. Regulation FD Disclosure.

On December 31, 2012, the Company issued a press release, attached as Exhibit 99.1, announcing it closed on the sale of its 11.25% working interest in the Habanero field (Garden Banks Block 341) and the associated reduction of the borrowing base under its revolving credit facility.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements and accompanying notes of Callon Petroleum Company as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 that give effect to the dispositions of assets to Shell Offshore Inc. described therein are attached hereto as Exhibit 99.1 and are incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit Number	Title of Document

99.1	News release dated December 31, 2012 announcing closing of deepwater Habanero working interest sale.

99.2
Unaudited pro forma condensed consolidated financial statements and accompanying notes of Callon Petroleum Company as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

January 3, 2013	By: /s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	News release dated December 31, 2012 announcing closing of deepwater Habanero working interest sale.

99.2
Unaudited pro forma condensed consolidated financial statements and accompanying notes of Callon Petroleum Company as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.